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                                                                      EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form S-3 (333-52897), Form S-4 (333-30050, 333-53510, 333-50842 and 333-98489) and
Form S-8 (33-10906, 2-76096, 33-45804, 33-45820, 333-01259, 333-01255,
333-01257, 333-27405, 333-66987, 333-49840 and 333-58276) of Sysco Corporation
of our report dated July 31, 2002, with respect to the consolidated financial statements and schedules of Sysco Corporation included and/or incorporated by reference in the Annual Report (Form 10-K) for the year ended June 29, 2002.



                                            Ernst & Young LLP


Houston, Texas
September 25, 2002